SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of March 3, 2010 (this "Agreement"), is entered into by and between **MPHASE TECHNOLOGIES, INC.**, a New Jersey corporation with headquarters located at 587 Connecticut Avenue, Norwalk, Connecticut 06854 (the "Company"), and John M. Fife, an individual ("Buyer").

WITNESSETH:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

WHEREAS, the Buyer wishes to acquire from the Company, and the Company desires to issue and sell to the Buyer, the Notes (as defined below), which Notes will be convertible into shares of Common Stock of the Company (the "Common Stock"), upon the terms and subject to the conditions of the Notes, this Agreement and the other Transaction Documents (as defined below).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

a. Purchase.

(i) Subject to the terms and conditions of this Agreement and the other Transaction Documents, the undersigned Buyer hereby agrees to loan to the Company the principal amount set forth on the Buyer's signature page of this Agreement (the "Purchase Price") and to issue to the Company the Buyer Notes (as defined below).

(ii) The obligation to repay the loan from the Buyer shall be evidenced by the Company's issuance of a Convertible Note to the Buyer in the principal amount of $550,000.00 substantially in the form attached hereto as **Annex I** (the "Company Note #1").

(iii) The Company shall also issue to the Buyer a Convertible Note in the principal amount of $275,000.00 substantially in the form attached hereto as **Annex II** (the "Company Note #2") in consideration of Buyer's delivery to the Company at the Closing (as defined below) of a Secured Promissory Note in the principal amount of $250,000.00 substantially in the form attached hereto as **Annex III** (the "Buyer Note #1"). The Company Note #2 shall represent a binding obligation of the Company according to the terms thereof, but will not become convertible into Common Stock until the Buyer Note #1 has been paid in full.

(iv) The Company shall also issue to the Buyer a Convertible Note in the principal amount of $275,000.00 substantially in the form attached hereto as **Annex IV** (the "Company Note #3," together with the Company Note #1 and the Company Note #2, the "Notes") in consideration of Buyer's delivery to the Company at the Closing of a Secured Promissory Note in the principal amount of $250,000.00 substantially in the form attached hereto as **Annex V** (the "Buyer Note #2," together with the Buyer Note #1, the "Buyer Notes"). The Company Note #3 shall represent a binding obligation of the Company

according to the terms thereof, but will not become convertible into Common Stock until the Buyer Note #2 has been paid in full.

(v) Each Note shall provide for a Conversion Price (as that term is defined in the Notes), which price may be adjusted from time to as provided in the Note. Each Buyer Note shall contain a right of offset in favor of the Buyer, which shall permit the Buyer to offset any amounts he owes thereunder by the amount of any indebtedness owed by the Company to the Buyer upon a default by the Company under any of any the Notes.

(vi) The loan to be made by the Buyer and the issuance of the Notes (collectively, the "Purchased Securities") to the Buyer are sometimes referred to herein and in the other Transaction Documents as the purchase and sale of the Notes.

b. **Certain Definitions.** As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

"Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

"Buyer's Counsel" means Bennett Tueller Johnson & Deere, P.C.

"Buyer Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Buyer pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

"Certificate of Incorporation" means the certificate of incorporation, articles of incorporation or other charter document (howsoever denominated) of the Company, as amended to date.

"Closing Date" means the date of the closing of the purchase and sale of the Notes.

"Company Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

"Company Counsel" means Martin Smiley, General Counsel of mPhase Technologies, Inc., a New Jersey Corporation (OTCBB:XDSL).

"Company's SEC Documents" means the Company's filings on the SEC's EDGAR system which are listed on **Annex VIII** annexed hereto, to the extent available on EDGAR or otherwise provided to the Buyer as indicated on said **Annex VIII**.

"Conversion Date" means the date a Holder submits a Notice of Conversion, as provided in the Notes.

"Conversion Shares" means the shares of Common Stock issuable upon conversion of the Notes and/or in payment of accrued interest, as contemplated in the Notes.

"Converting Holder" means the Holder of the Notes, who or which has submitted a Notice of Conversion (as contemplated by the Notes).

"Delivery Date" has the meaning ascribed to it, as may be relevant in the Notes (with respect to Conversion Shares).

"Disclosure Annex" means **Annex VII** to this Agreement; provided, however, that the Disclosure Annex shall be arranged in sections corresponding to the identified Sections of this Agreement, but the disclosure in any such section of the Disclosure Annex shall qualify other provisions in this Agreement to the extent that it would be readily apparent to an informed reader from a reading of such section of the Disclosure Annex that it is also relevant to other provisions of this Agreement.

"Holder" means the Person holding the relevant Securities at the relevant time.

"Last Audited Date" means June 30, 2009.

"Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (x) adversely affect the legality, validity or enforceability of the Purchased Securities or any of the Transaction Documents, (y) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its material obligations under any of the Transaction Documents or the transactions contemplated thereby.

"Maturity Date" has the meaning ascribed to it in the Notes.

"New Common Stock" means shares of Common Stock and/or securities convertible into, and/or other rights exercisable or exchangeable for, Common Stock, which are sold or issued in a New Transaction.

"New Investor" means the third party investor, purchaser or lender (howsoever denominated) or, where relevant, an Existing Securityholder (as defined below) in a New Transaction.

"New Transaction" means unless consented to by a Majority in Interest of the Holders (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever),

(i) the offer, sale or issuance of New Common Stock by or on behalf of the Company to a New Investor in connection with a transaction which will (a) provide funds to the Company, or (b) settle a debt or obligation of the Company, and/or

(ii) the grant of a security interest in, or the pledge of, shares of the Company's Common Stock or securities convertible into or exercisable for the Company's Common Stock to any other party, or the pledge of such shares or securities to any other party, whether such grant or pledge is made by the Company or any other holder thereof, in connection with a transaction in which the Company borrows or is otherwise obligated to pay funds to a third party, and/or

(iii) the sale or issuance to existing holders of any securities of the Company (each, an "Existing Securityholder") of additional New Common Stock or the effectuation by the Company, or the other agreement of the Company to provide, more beneficial terms with respect to any existing securities of the Company held by an Existing Securityholder in exchange for the forbearance, modification or relinquishment of any rights such Existing Securityholder may have against the Company, and/or,

(iv) the effectuation by the Company, or the other agreement of the Company to provide, to any Existing Securityholder of a reduction in the conversion price of any security convertible into Common Stock or a reduction in the exercise price of any right exercisable for the issuance of Common Stock

in a transaction consummated after the date hereof; provided, however, that it is specifically understood that the term "New Transaction" (1) unless consented to otherwise by a Majority in Interest of the Holders (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever), includes, but is not limited to, a sale of Common Stock or of a security convertible into Common Stock or an equity or credit line transaction other than the Permitted Transaction (as defined below), but (2) does not include (a) the sale of the Purchased Securities to the Buyer, (b) the issuance of Common Stock upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof, or in respect of any other financing agreements as in effect on the date hereof and identified in the Disclosure Annex (provided the same is not amended after the date hereof) or in the Company's SEC Documents (provided the same is not amended after the date hereof), (c) the issuance of an Employee Stock Option Plan (an "ESOP") of the Company, such ESOP having been properly approved by the shareholders of the Company, (d) the issuance of a non-employee director stock option plan of the Company, (e) the issuance of Common Stock upon the exercise of any rights, options or warrants referred to in the preceding clauses of this paragraph (provided the same is not amended after the date hereof), or (f) the Permitted Transaction.

"Permitted Transaction" means the transaction or transactions described on Schedule 1 hereto.

"Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

"Principal Trading Market" means (a) the American Stock Exchange, (b) the New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board, or (f) such other market on which the Common Stock is principally traded at the relevant time, but shall not include the "pink sheets."

"Regular Trading Day" means the regular trading hours of a Trading Day on the Principal Trading Market shall be open for business (as of the date of this Agreement, such hours are, for most Trading Days, approximately 9:00 or 9:30AM to approximately 4PM Eastern Time; provided, however, that certain Trading Days may have shorter regular trading hours; and provided, further, that the regular trading hours may be subsequently changed for the Principal Trading Market).

"Reporting Service" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by a Majority in Interest of the Holders.

"Rule 144" means (i) Rule 144 promulgated under the 1933 Act or (ii) any other similar rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration under the 1933 Act.

"Securities" means the Purchased Securities and the Shares.

"Shares" means the shares of Common Stock representing any or all of the Conversion Shares.

"State of Incorporation" means New Jersey.

"Subsidiary" means, as of the relevant date, any subsidiary of the Company (whether or not included in the Company's SEC Documents) whether now existing or hereafter acquired or created.

"Trading Day" means any day during which the Principal Trading Market shall be open for business.

"Transaction Documents" means this Agreement, the Notes, the Disclosure Annex, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement.

"Transfer Agent" means, at any time, the transfer agent for the Company's Common Stock.

"Wire Instructions" means the Purchase Price wire instructions set forth on **Annex VI**.

c. Form of Payment; Delivery of Notes. The sale and purchase of the Notes shall take place at a Closing (the "Closing") to be held at the offices of Buyer on the Closing Date. At the Closing, the Company will deliver to Buyer the Transaction Documents against receipt by the Company of the Purchase Price and the Buyer Notes.

d. Method of Payment. Payment of the Purchase Price shall be made to the Company as provided in the Wire Instructions.

2. BUYER REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to, and covenants and agrees with, the Company, as of the date hereof and as of the Closing Date, as follows:

a. Without limiting Buyer's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the 1933 Act, the Buyer is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b. All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the relevant Securities under the 1933 Act or pursuant to an exemption from such registration.

c. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

d. If the Buyer is an individual, then the Buyer resides in the state or province identified in the address of the Buyer set forth on the Buyer's signature page to this Agreement. If the Buyer is a partnership, corporation, limited liability company or other entity, then the office or offices of the Buyer in which its principal place of business is the address or addresses of the Buyer set forth on the Buyer's signature page to this Agreement.

e. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

f. The Transaction Documents to which the Buyer is a party, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Buyer. This Agreement has been executed and delivered by the Buyer, and this Agreement is, and each of the other Transaction Documents to which the Buyer is a party, when executed and delivered by the Buyer (if necessary), will be valid and binding obligations of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

g. The Buyer is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act.

3. COMPANY REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Buyer as of the date hereof and as of the Closing Date that, except as otherwise provided in the Disclosure Annex:

a. Rights of Others Affecting the Transactions. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Purchased Securities or the Shares. No other party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Documents.

b. Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act. The Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Common Stock is quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation. The Company has not, in the twelve (12) months preceding the date hereof, received notice from the Principal Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

c. Authorized Shares.

(i) The authorized capital stock of the Company consists of (x) 2,000,000,000 shares of Common Stock, $0.01 par value per share, of which approximately 1,054,102,472 undiluted shares and approximately 1,380,864,974 (fully diluted) are outstanding as of March 3, 2010. Of the outstanding shares of Common Stock, approximately 243,302,115 shares are, to the best knowledge of the Company, beneficially owned by Affiliates of the Company.

(ii) Other than as set forth in the Company's SEC Documents, there are no outstanding securities which are convertible into or exchangeable for shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future.

(iii) All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. After considering all other commitments that may require the issuance of Common Stock, the Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares on the Closing Date, were the Notes issued and fully converted on that date.

(iv) The Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued on conversion of, or in payment of interest on the Notes, in each case in accordance with their respective terms, will have been duly and validly issued, fully paid and non-assessable, free from all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, and will not subject the Holder thereof to personal liability by reason of being such Holder.

(v) The Conversion Shares are enforceable against the Company and the Company presently has no claims or defenses of any nature whatsoever with respect to the Conversion Shares;

d. **Transaction Documents and Stock.** This Agreement and each of the other Transaction Documents, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and the Notes, and each of the other Transaction Documents, when executed and delivered by the Company (if necessary), will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

e. **Non-contravention.** The execution and delivery of this Agreement and each of the other Transaction Documents by the Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by the Company of the other transactions contemplated by this Agreement, the Notes, and the other Transaction Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the Certificate of Incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

f. **Approvals.** No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

g. **Filings; Financial Statements.** None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since December 31, 2006, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the 1934 Act on timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. As of their

respective dates, the financial statements of the Company included in the Company's SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the Company's SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

h. Absence of Certain Changes. Since the Last Audited Date, there has been no Material Adverse Effect, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other material tangible assets, or canceled any material debts owed to the Company by any third party or material claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i. Full Disclosure. There is no fact known to the Company or that the Company should know after having made all reasonable inquiries (other than conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect.

j. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Documents. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

k. Absence of Events of Default. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company or its Subsidiary is a party, and no event which, with the giving of notice or the passage of time or both, would

become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

l. Absence of Certain Company Control Person Actions or Events. Other than as set forth in the Company's SEC Documents, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

(1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging in any type of business practice; or

(iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

(5) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

m. No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Transaction Documents or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstance has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the Certificate of Incorporation or by-laws of the Company,

each as currently in effect, with or without stockholder approval, which change would reduce or otherwise adversely affect the rights and powers of the stockholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

n. No Integrated Offering. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

o. Dilution. Each of the Company and its executive officers and directors is aware that the number of shares issuable on conversion of the Notes, or pursuant to the other terms of the Transaction Documents may have a dilutive effect on the ownership interests of the other stockholders (and Persons having the right to become stockholders) of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Notes is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company, and the Company will honor such obligations, including honoring every Notice of Conversion (as contemplated by the Notes), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

p. Fees to Brokers, Placement Agents and Others. The Company has taken no action which would give rise to any claim by any Person for brokerage commission, placement agent or finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Except for such fees arising as a result of any agreement or arrangement entered into by the Buyer without the knowledge of the Company (a "Buyer's Fee"), Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees (other than a Buyer's Fee).

q. Disclosure. All information relating to or concerning the Company set forth in the Transaction Documents or in the Company's public filings with the SEC is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which under applicable law, rule or regulation, requires public disclosure or announcement by the Company.

r. Confirmation. The Company agrees that, if, to the knowledge of the Company, any events occur or circumstances exist prior to the payment of the Purchase Price to the Company which would make any of the Company's representations or warranties set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Buyer in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

s. Title. The Company and the Company's subsidiaries, if applicable, own and have good and marketable title in fee simple absolute to, or a valid leasehold interest in, all their respective real

properties and good title to their other respective assets and properties, subject to no liens except as have been disclosed to the Investor.

t. Intellectual Property.

(i) Ownership. The Company owns or possesses or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights ("***Intellectual Property***") necessary to the business of the Company as presently conducted, the lack of which could reasonably be expected to have a Material Adverse Effect. Except for agreements with its own employees or consultants, standard end-user license agreements, support/maintenance agreements and agreements entered in the ordinary course of the Company's business, all of which have been made available for review by the Investor, there are no outstanding options, licenses or agreements relating to the Intellectual Property, and the Company is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity. The Company has not received any written communication alleging that the Company has violated or, by conducting its business as currently conducted, would violate any of the Intellectual Property of any other person or entity, nor is the Company aware of any basis therefor. The Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of or claimant to any Intellectual Property with respect to the use thereof in connection with the present conduct of its business other than in the ordinary course of its business. There are no agreements, understandings, instruments, contracts, judgments, orders or decrees to which the Company is a party or by which it is bound which involve indemnification by the Company with respect to infringements of Intellectual Property, other than in the ordinary course of its business.

(ii) No Breach by Employees. The Company is not aware that any of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company or that would conflict with the Company's business as presently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to their employment by the Company of which it is aware.

4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a. Covenants and Acknowledgements of Buyer.

(i) Transfer Restrictions. The Buyer acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder, or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

(ii) Restrictive Legend. The Buyer acknowledges and agrees that, until such time as the relevant Shares have been registered under the 1933 Act, and may be sold in accordance with another effective registration statement, or until such Shares can otherwise be sold without restriction, whichever is earlier, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

> THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

b. Covenants, Acknowledgements and Agreements of the Company.

(i) Filings. From the date hereof until all the Conversion Shares either have been sold by the Buyer, or may permanently be sold by the Buyer without any restrictions pursuant to Rule 144, (the "Registration Period"), the Company shall timely make all filings required to be made by it under the 1933 Act, the 1934 Act, Rule 144 or any United States state securities laws and regulations thereof applicable to the Company or by the rules and regulations of the Principal Trading Market and such reports shall conform to the requirement of the applicable laws, regulations and government agencies, and, unless such filing is publicly available on the SEC's EDGAR system (via the SEC's web site at no additional charge), to provide a copy thereof to the Buyer promptly after such filing. Additionally, within four business days following the date of this Agreement, the Company shall file a current report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and approved by Buyer and attaching the material transaction documents as exhibits to such filing. The Company further agrees to redact all confidential information from such Form 8-K, including any information identifying any collateral pledged by Buyer as security for the Buyer Notes, including without limitation that information set forth on (i) Schedule A to the Security Agreement to be executed by the Buyer in favor of the Company with respect to the Buyer Note #1, and (ii) Schedule A to the Security Agreement to be executed by the Buyer in favor of the Company with respect to the Buyer Note #2. Reference is made to the Section titled "Publicity, Filings, Releases, Etc." below. Additionally, the Company shall furnish to the Buyer, so long as the Buyer owns any Purchased Securities or Common Stock, promptly upon request, (1) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Buyer to sell such securities pursuant to Rule 144 without registration.

(ii) Reporting Status. So long as the Buyer beneficially owns any of the Purchased Securities and for at least twenty (20) Trading Days thereafter, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

(iii) Listing. The Company's Common Stock shall be listed or quoted for trading on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board. The Company shall promptly secure the listing of all of the Conversion Shares upon each national securities exchange and automated quotation

system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all securities from time to time issuable under the terms of the Transaction Documents. The Company will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the Financial Industry Regulatory Authority, Inc. ("FINRA") or any successor thereto, as the case may be, applicable to it at least through the date which is sixty (60) days after the later of the date on which all of the Notes have been converted or have been paid in full.

(iv) Use of Proceeds. The Company will use the net proceeds received hereunder for working capital and general corporate purposes; provided however, the Company will not use such proceeds to pay fees payable (x) to any broker or finder relating to the offer and sale of the Purchased Securities, or (y) to any other party relating to any financing transaction effected prior to the Closing Date.

(v) Publicity, Filings, Releases, Etc. Each of the parties agrees that it will not disseminate any information relating to the Transaction Documents or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, "Publicity"), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. In furtherance of the foregoing, the Company will provide to the Buyer's Counsel drafts of the applicable text the first filing of a current report on Form 8-K or a Quarterly or Annual Report on Form 10-Q or 10-K (or equivalent SB forms), as the case may be, intended to be made with the SEC which refers to the Transaction Documents or the transactions contemplated thereby as soon as practicable (but at least two (2) Trading Days before such filing will be made) and will not include in such filing (or any other filing filed before then) any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Documents in filings made with the SEC (but any descriptive text accompanying or part of such filing shall be subject to the other provisions of this paragraph). Notwithstanding, but subject to, the foregoing provisions of this provision, the Company will, after the Closing Date, promptly issue a press release and file a current report on Form 8-K or, if appropriate, a quarterly or annual report on the appropriate form, referring to the transactions contemplated by the Transaction Documents.

(vi) FINRA Rule 5110. The Company is aware that the Corporate Financing Rule 5110 ("FINRA Rule 5110") of FINRA is or may become applicable to the transactions contemplated by the Transaction Documents or to the sale by a Holder of any of the Securities. If FINRA Rule 5110 is so applicable, the Company shall, to the extent required by such rule, timely make any filings and cooperate with any broker or selling stockholder in respect of any consents, authorizations or approvals that may be necessary for FINRA to timely and expeditiously permit the stockholder to sell the securities.

(vii) Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary, if any, to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and such subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

(viii) Corporate Existence. The Company shall (a) do all things necessary to preserve and keep in full force and effect its corporate existence, including, without limitation, all licenses or similar qualifications required by it to engage in its business in all jurisdictions in which it is at the time so

engaged, (b) continue to engage in business of the same general type as conducted as of the date hereof, and (c) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder.

(ix) Taxes. The Company shall pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, which, if unpaid, might reasonably be expected to give rise to liens or charges upon such properties or any part thereof, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company has maintained adequate reserves with respect thereto in accordance with GAAP.

(x) Compliance. The Company shall comply in all material respects with all federal, state and local laws and regulations, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements applicable to it (collectively, "Requirements") of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials or officers which are applicable to the Company, its business, operations, or any of its properties, except where the failure to so comply would not have a Material Adverse Effect on the Company or any of its properties; provided, however, that nothing provided herein shall prevent the Company from contesting the validity or the application of any Requirements.

(xi) 3(a)(10) Shares. In the event the Company, in violation of the covenants contained herein, ever ceases to be a reporting company for purposes of the 1934 Act for any period of time, then the Company, for so long as Rule 144 is not available to the Buyer as an exemption from registration, shall cause any of its shareholders who at such time are in possession of Common Stock tradable under Section 3(a)(10) of the Securities Act ("3(a)(10) Shares") to cease to sell such 3(a)(10) Shares.

(xii) Litigation. From and after the date hereof and until all of the Company's obligations hereunder and the Notes are paid and performed in full, the Company shall notify the Buyer in writing, promptly upon learning thereof, of any litigation or administrative proceeding commenced or threatened against the Company involving a claim in excess of $100,000.

(xiii) Performance of Obligations. The Company shall promptly and in a timely fashion perform and honor all demands, notices, requests and obligations that exist or may arise under the Transaction Documents.

(xiv) Failure to Make Timely Filings. The Company agrees that, if the Company fails to timely file on the SEC's EDGAR system any information required to be filed by it, whether on a Form 10-K, Form 10-Q, Form 8-K, Proxy Statement or otherwise so as to be deemed a "reporting issuer" with current public information under the Securities Exchange Act of 1934, the Company shall be liable to pay to the Holder (a) 10,000,000 shares of Common Stock to be delivered in one or more installments to be delivered by the second Trading Day after demand therefore by the Purchaser and (b) an amount based on the following schedule (where "No. Business Days Late" refers to each Trading Day after the latest due date for the relevant filing):

No. Business Days Late	Late Filing Payment For Each $10,000 of Principal of Outstanding Notes
1	$100
2	$200
3	$300
4	$400
5	$500

6	$600
7	$700
8	$800
9	$900
10	$1,000
>10	$1,000 + $200 for each Trading Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand by the Holder; provided, however, that the Holder making the demand may specify that the payment shall be made in shares of Common Stock at the Conversion Price applicable to the date of such demand. If the payment is to be made in shares of Common Stock, such shares shall be considered Conversion Shares under the Notes, with the "Delivery Date" for such shares shall determined from the date of such demand, the demand for payment of such amount in shares shall be considered a Notice of Conversion (but the delivery of such shares shall be in payment of the amount contemplated by this paragraph and not in payment of any principal or interest on any Note).

5. TRANSFER AGENT INSTRUCTIONS.

a. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a)(i) hereof, it will give the Transfer Agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Notes, as may be applicable from time to time, in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 4(a)(ii) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Holder in connection therewith. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a)(i) of this Agreement is not required under the 1933 Act or upon request from a Holder while the Registration Statement is effective, the Company shall (except as provided in clause (2) of Section 4(a)(i) of this Agreement) permit the transfer of the Securities and, in the case of the Conversion Shares, as may be applicable, use its best efforts to cause the Transfer Agent to promptly electronically transmit to the Holder via the Depository Trust Company ("DTC") Fast Automated Securities Transfer program such Conversion Shares. The Company specifically represents that, as of the date hereof and as of the Closing Date, (i) the Company's Transfer Agent is (a) participating in the DTC program, (b) is DWAC eligible, and (ii) the Company is not aware of any plans of the Transfer Agent to terminate such DTC participation or DWAC eligibility. While any Holder holds Securities, the Company shall at all times maintain a transfer agent which participates in the DTC program and is DWAC eligible, and the Company will not appoint any transfer agent which does not both participate in the DTC program and maintain DWAC eligibility. Nevertheless, in the event the Transfer Agent is not participating in the DTC/DWAC program or the Conversion Shares are not otherwise transferable via the DTC/DWAC program, then the Company shall instruct the Transfer Agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer. In the event the Company's transfer agent is not DWAC eligible on any Conversion Date, and consequently the Company issues Conversion Shares pursuant to the Conversion Notice in certificated rather than electronic form, then in such event if the closing bid price of the Common Stock on the Principal Trading Market is lower on the date of delivery of the certificates to the Buyer than on the Conversion Date, such difference in the closing bid prices, multiplied by the number of Conversion Shares shall be added to the principal balance of the applicable Note.

b. (i) The Company understands that a delay in the delivery of Conversion Shares, whether on conversion of the Notes and/or in payment of accrued interest, beyond the relevant Delivery Date (as defined in the Note) could result in economic loss to the Holder. As compensation to the Holder for such loss, in addition to any other available remedies at law or equity, the Company agrees to pay late payments to the Holder for late delivery of the Conversion Shares in accordance with the following schedule (where "No. Business Days Late" is defined as the number of Trading Days beyond two (2) Trading Days after the Delivery Date):

No Business Days Late	Late Payment for Each $10,000 of Principal or Interest Being Converted
1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
>10	$1,000 + $200 for each Business Day Late beyond 10 days

The amount of any payments incurred under this Section shall be automatically added to the principal balance of the Notes and the Company shall pay any such payments in immediately available funds upon demand. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to issue and deliver the Conversion Shares to the Holder within a reasonable time. Furthermore, in addition to any other remedies which may be available to a Holder, in the event that the Company fails for any reason to effect delivery of such Conversion Shares within two (2) Trading Days after the Delivery Date, the Converting Holder will be entitled to revoke the relevant Notice of Conversion or Notice of Exercise by delivering a notice to such effect to the Company prior to the Converting Holder's receipt of the relevant Conversion Shares, whereupon the Company and the Converting Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Notice of Exercise, as the case may be; provided, however, that any payments contemplated by this Section 5(b) which have accrued through the date of such revocation notice shall remain due and owing to the Converting Holder notwithstanding such revocation.

(ii) If, by the tenth Trading Day after the relevant Delivery Date, the Company fails for any reason to deliver the Conversion Shares, but at any time after the Delivery Date, the Converting Holder purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the shares to be issued upon such conversion (a "Buy-In"), the Converting Holder shall have the right to require the Company to pay to the Converting Holder, in addition to and not in lieu of the amounts contemplated in other provisions of the Transaction Documents, including, but not limited to, the provisions of the immediately preceding Section 5(b)(i)), the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the number of Sold Shares multiplied by the excess, if any, of (x) the Holder's total purchase price per share (including brokerage commissions,

if any) for the Covering Shares over (y) the net proceeds per share (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Holder will be $1,000.

c. The Company shall assume any fees or charges of the Transfer Agent or Company Counsel regarding (i) the removal of a legend or stop transfer instructions with respect to Securities, and (ii) the issuance of certificates or DTC registration to or in the name of the Holder or the Holder's designee or to a transferee as contemplated by an effective Registration Statement. Notwithstanding the foregoing, it shall be the Holder's responsibility to obtain all needed formal requirements (specifically: medallion guarantee and prospectus delivery compliance) in connection with any electronic issuance of shares of Common Stock.

d. The Holder of a Note shall be entitled to exercise its conversion privilege with respect to the Note, as the case may be, notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of such holder's exercise privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the conversion of the Notes. The Company agrees, without cost or expense to such Holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. §362.

6. CLOSING DATE.

a. The Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run, but in any event shall not be later than March 3, 2010.

b. Closing of the purchase and issuance of Notes shall occur on the Closing Date at the offices of the Buyer and shall take place no later than 3:00 P.M., Eastern Time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The Buyer understands that the Company's obligation to sell the relevant Purchased Securities to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon:

a. The execution and delivery of this Agreement and, as applicable, the other Transaction Documents by the Buyer on or before such Closing Date;

b. Delivery by the Buyer by the Closing Date of good funds as payment in full of an amount equal to the Purchase Price in accordance with this Agreement;

c. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date;

d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

e. The delivery by the Buyer to the Company of executed copies of the Buyer Notes on or before the Closing Date.

8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

Generally. The Buyer's obligation to purchase the Purchased Securities is conditioned upon and subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Buyer:

a. The execution and delivery of this Agreement and the other Transaction Documents by the Company on or before the Closing Date;

b. The delivery by the Company of the relevant Notes in accordance with this Agreement;

c. On the Closing Date, each of the Transaction Documents executed by the Company on or before such date shall be in full force and effect and the Company shall not be in default thereunder;

d. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

e. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

f. From and after the date hereof to and including the Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii), no minimum prices shall been established for securities traded on the Principal Trading Market; (iv) there shall not have been any material adverse change in any financial market; and (v) there shall not have occurred any Material Adverse Effect.

g. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained (a) all governmental approvals required in connection with the lawful sale and issuance of the Securities, and (b) all third party approvals required to be obtained by the Company in connection with the execution and delivery of the Transaction Documents by the Company or the performance of the Company's obligations thereunder.

h. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Buyer.

9. INDEMNIFICATION AND REIMBURSEMENT.

a. (i) The Company agrees to indemnify and hold harmless the Buyer and its officers, directors, employees, and agents, and each Buyer Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, "Damages"), joint or several, and any action in

respect thereof to which the Buyer, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Buyer Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Buyer's failure to perform any covenant or agreement contained in this Agreement or the Buyer's or its officer's, director's, employee's, agent's or Buyer Control Person's willful misconduct or gross negligence (in each case, as determined by a non-appealable judgment to such effect) in performing its obligations under this Agreement.

(ii) The Company hereby agrees that, if the Buyer, other than by reason of its gross negligence or willful misconduct (in each case, as determined by a non-appealable judgment to such effect), (x) becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, or (y) becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, or (z) is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company shall indemnify, defend and hold harmless the Buyer from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Buyer, directly or indirectly, and reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyer who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Buyer Control Persons (if any), as the case may be, of the Buyer and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer, any such Affiliate and any such Person. The Company also agrees that neither the Buyer nor any such Affiliate, partner, director, agent, employee or Buyer Control Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Documents, except as may be expressly and specifically provided in or contemplated by this Agreement.

b. All claims for indemnification by any Indemnified Party (as defined below) under this Section shall be asserted and resolved as follows:

(i) In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section (an "Indemnified Party") might seek indemnity under paragraph (a) of this Section is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section against any Person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending

thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply.

(x) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this paragraph (b) of this Section, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to paragraph (a) of this Section). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under paragraph (a) of this Section with respect to such Third Party Claim.

(y) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to paragraph (b) of this Section, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, each in a reasonable manner, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the

Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph(z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(z) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under paragraph (a) of this Section or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(ii) In the event any Indemnified Party should have a claim under paragraph (a) of this Section against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under paragraph (a) of this Section specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

c. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

10. JURY TRIAL WAIVER. The Company and the Buyer hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Documents.

11. SPECIFIC PERFORMANCE. The Company and the Buyer acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement or any of the other Transaction Documents were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties (including any Holder) shall be entitled to an injunction or injunctions, without (except as specified below) the necessity to post a bond, to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity; provided, however that the Company, upon receipt of a Notice of Conversion or a Notice of Exercise, may not fail or refuse to deliver the stock certificates and the related legal opinions, if any, or if there is a claim for a breach by the Company of any other provision of this Agreement or any of the other Transaction Documents, the Company shall not raise as a legal defense, based on any claim that the Holder or anyone associated or affiliated with the Holder has violated any provision hereof or any other Transaction Document, has engaged in any violation of law or for any other reason, unless the Company has first posted a bond for one hundred fifty percent (150%) of the principal amount and, if relevant, then obtained a court order specifically directing it not to deliver said stock certificates to the Holder. The proceeds of such bond shall be payable to the Holder to the extent that the Holder obtains judgment or its defense is recognized. Such bond shall remain in effect until the completion of the relevant proceeding and, if the Holder appeals therefrom, until all such appeals are exhausted. This provision is deemed incorporated by reference into each of the Transaction Documents as if set forth therein in full.

12. OWNERSHIP LIMITATION. If at any time after the Closing, the Buyer shall receive (or shall attempt to convert a Note into) shares of the Company's Common Stock in payment of interest or principal or on conversion of such Note, so that the Buyer would hold by virtue of such action or receipt of shares of Common Stock under or pursuant to conversion of the Notes a number of shares exceeding 4.99% of the number of shares of the Company's Common Stock outstanding on such date (the "4.99% Cap"), the Company shall not be obligated and shall not issue to the Buyer shares of its Common Stock which would exceed the 4.99% Cap.

13. GOVERNING LAW; MISCELLANEOUS. The Company and the Buyer hereby agree that the provisions of this Section 13 shall apply to all of the Transaction Documents.

a. Governing Law and Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of Cook or the state courts of the State of Illinois sitting in the County of Cook in connection with any dispute arising under this Agreement or any of the other Transaction Documents and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on *forum non conveniens*, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Documents. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

b. No Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

d. **Pronouns**. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e. **Counterparts**. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed to constitute one instrument. Facsimile and email copies of signed signature pages will be deemed binding originals.

f. **Headings**. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

g. **Severability**. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

h. **Amendment**. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

i. **Entire Agreement**. This Agreement together with the other Transaction Documents constitute and contain the entire agreement between the Company and the Buyer and supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

j. **Currency**. All dollar amounts referred to or contemplated by this Agreement or any other Transaction Document shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

k. **Buyer's Expenses**. The Company, without regard to whether any Closing is effectuated, will pay the reasonable transaction and legal expenses of the Buyer's attorneys incurred in this transaction, subject to an aggregate cap of $5,000.00, which the parties acknowledge has been deducted from the Purchase Price for the Securities; *provided, however*, that in the event the Company or the Buyer elects not to effect a Closing for any reason, the Company shall pay such expenses to the Buyer in cash. Except as provided in the immediately preceding sentence, the Company and the Buyer shall be responsible for paying such party's own fees and expenses (including legal expenses) incurred in connection with the preparation and negotiation of this Agreement and the closing of the transactions contemplated hereby.

l. **Assignment by the Company**. Notwithstanding anything to the contrary herein, the rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Buyer, which consent may be withheld at the sole discretion of the Buyer; *provided, however*, that in the case of a merger, sale of substantially all of the Company's assets or other corporate reorganization, the Buyer shall not unreasonably withhold, condition or delay such consent. Without limiting the generality of the foregoing, the Buyer Notes and the Buyer Security Agreement may not be sold, transferred, assigned, pledged, hypothecated, or otherwise encumbered in any way without the prior written consent of the Buyer.

m. **Advice of Counsel.** In connection with the preparation of this Agreement and all other Transaction Documents, each of the Company, its shareholders, officers, agents, and representatives acknowledges and agrees that the attorney that prepared this Agreement and all of the other Transaction

Documents acted as legal counsel to the Buyer only. Each of the Company, its shareholders, officers, agents, and representatives (i) hereby acknowledges that he/she/it has been, and hereby is, advised to seek legal counsel and to review this Agreement and all of the other Transaction Documents with legal counsel of his/her/its choice, and (ii) either has sought such legal counsel or hereby waives the right to do so.

n. **No Strict Construction.** The language used in this Agreement is the language chosen mutually by the parties hereto and no doctrine of construction shall be applied for or against any party.

13. **NOTICES.** Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

(b) the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail,

(c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid, or

(d) when faxed or sent by electronic mail, upon confirmation of receipt,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY: At the address set forth at the head of this Agreement.

Attn: General Counsel
Telephone No.: (203) 831-2242
Telecopier No.: (203) 853-3304

BUYER: At the address set forth on the signature page of this Agreement.

with a copy (which shall not constitute notice) to:

Bennett Tueller Johnson & Deere, P.C.
3165 East Millrock Drive, Suite 500
Salt Lake City, Utah 84121
Attn: Jonathan K. Hansen, Esq.
Telephone No.: (801) 438-2000
Telecopier No. (801) 438-2050

14. **SURVIVAL OF REPRESENTATIONS AND WARRANTIES**. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Notes and the payment of the Purchase Price, for a period of three (3) years after the Closing Date and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

IN WITNESS WHEREOF, with respect to the Purchase Price specified below, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

PURCHASE PRICE: $495,000.00

BUYER:

JOHN M. FIFE, an individual

303 East Wacker Drive, Suite 311
Chicago, Illinois 60601
Facsimile No.: (312) 819-9701

COMPANY:

MPHASE TECHNOLOGIES, INC.

By: ______________________
Name: Martin Smiley
Title: CFO & General Counsel

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

ANNEX I	COMPANY NOTE #1
ANNEX II	COMPANY NOTE #2
ANNEX III	BUYER NOTE #1
ANNEX IV	COMPANY NOTE #3
ANNEX V	BUYER NOTE #2
ANNEX VI	WIRE INSTRUCTIONS
ANNEX VII	COMPANY DISCLOSURE
ANNEX VIII	COMPANY'S SEC DOCUMENTS AVAILABLE ON EDGAR